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                                                                   EXHIBIT 10.16

                        AMENDMENT TO EMPLOYMENT AGREEMENT


This Amendment to Employment Agreement is made by and between Pacific Research & Engineering Corporation ("PR&E") and Blake F. Clark ("Clark"), effective April 12, 1999. The purpose of this agreement is to amend the Employment Agreement dated February 1, 1999 as follows:

Paragraph 6 will be deleted and replaced by the new paragraph 6, which reads as follows:

                6. Term. The parties agree that the employment relationship between Clark and PR&E shall continue for a period of two years commencing on April 1, 1999 and continuing until March 31, 2001, unless sooner terminated in accordance with paragraph 6.1 or 6.2 below. Upon completion of this term, the employment relationship between Clark and PR&E will be "at will" and may be terminated by either Clark or PR&E at any time, with or without cause, upon 30 days advance notice, unless the parties agree, in writing, to renew this Agreement for a future specified term.

                        6.1 Termination for Cause by PR&E. Although PR&E
                anticipates a mutually rewarding employment relationship with Clark, upon written notice to Clark, PR&E may terminate the employment relationship immediately in the event of any good cause, including, but not limited to, default, dishonesty, neglect of duties, failure to perform, conviction of a felony or crime of moral turpitude or death of Clark.

                        6.2 Voluntary Resignation Without Cause by Clark. Clark
                may voluntarily resign his position with PR&E with or without cause at any time on 30 days written notice.

Paragraph 11, Entire Agreement, shall also be amended to read as follows:

                11. Entire Agreement. This Employment Agreement dated February 1, 1999, including Exhibit A appended hereto and the PR&E Employee Innovations and Proprietary Rights Assignment Agreement incorporated by reference, along with the Amendment to Employment Agreement dated April 12, 1999, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations and agreements whether written or oral. This Agreement may be amended or modified only with the written consent of Clark and the COO, CEO or majority vote of the Board of Directors of PR&E. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

All other terms and conditions of the February 1, 1999 Employment Agreement remain in full force and effect. THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AMENDMENT TO EMPLOYMENT AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE FREELY AND VOLUNTARILY EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.


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Dated                                       Blake F. Clark
                                            1574 Bella Vista Drive
                                            Leucadia, CA 92024-1265



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                                            PACIFIC RESEARCH & ENGINEERING



                                            By:
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Dated                                          Donald C. Naab
                                               President and Chief Operating
                                                   Officer
                                               2070 Las Palmas Drive
                                               Carlsbad, CA 92121